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                                                          Exhibit 99.6

        --------------------------------------------------------------



                               LOCTITE CORPORATION

                                       and

                      THE FIRST NATIONAL BANK OF BOSTON, as

                                  Rights Agent

                                Rights Agreement

                           Dated as of April 14, 1994







         --------------------------------------------------------------
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                                TABLE OF CONTENTS


                                                                 Page

Section 1.        Certain Definitions...........................  1

Section 2.        Appointment of Rights Agent...................  8

Section 3.        Issue of Right Certificates...................  8

Section 4.        Form of Right Certificate..................... 10

Section 5.        Countersignature and Registration............. 11

Section 6.        Transfer, Split-Up, Combination and
                  Exchange of Right Certificates;
                  Mutilated, Destroyed, Lost or
                  Stolen Right Certificate...................... 12

Section 7.        Exercise of Rights; Purchase Price;
                  Expiration Date of Rights..................... 12

Section 8.        Cancellation and Destruction of
                  Right Certificates............................ 15

Section 9.        Reservation and Availability of
                  Common Shares................................. 15

Section 10.       Common Shares Record Date..................... 16

Section 11.       Adjustment of Purchase Price, Number
                  and Kind of Shares or Number of
                  Rights........................................ 16

Section 12.       Certificate of Adjusted Purchase Price
                  or Number of Shares........................... 25

Section 13.       Consolidation, Merger or Sale or Transfer
                  of Assets or Earning Power.................... 25

Section 14.       Fractional Rights and Fractional Shares....... 28

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Section 15.       Rights of Action.............................. 29

Section 16.       Agreement of Right Holders.................... 29

Section 17.       Right Certificate Holder Not Deemed a
                  Stockholder................................... 30

Section 18.       Concerning the Rights Agent................... 30

Section 19.       Merger or Consolidation or Change of
                  Name of Rights Agent.......................... 31

Section 20.       Duties of Rights Agent........................ 32

Section 21.       Change of Rights Agent........................ 34

Section 22.       Issuance of New Right Certificates............ 35

Section 23.       Redemption and Termination.................... 35

Section 24.       Exchange......................................38

Section 25.       Notice of Certain Events...................... 38

Section 26.       Notices....................................... 39

Section 27.       Supplements and Amendments.................... 40

Section 28.       Determination and Actions by the Board
                  of Directors of the Corporation, etc.......... 41

Section 29.       Successors.................................... 41

Section 30.       Benefits of this Agreement.................... 41

Section 31.       Severability.................................. 42

Section 32.       Governing Law................................. 42

Section 33.       Counterparts.................................. 42

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Section 34.       Descriptive Headings.......................... 42

                  Signatures.................................... 43

Exhibit A-1 - Form of Transferee Agreement

Exhibit A-2 - Form of Transferee Executive Officer's Certificate

Exhibit B   - Form of Right Certificate

Exhibit C   - Summary of Rights to Purchase Common Shares

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Defined Term Cross Reference Sheet

Acquiring Person---------------------------------Section 1(a)
Act----------------------------------------------Section 1(b)
Adjustment Shares--------------------------------Section 11(a)(ii)
Adjusted Number of Shares------------------------Section 11(a)(iii) Adjusted Purchase Price--------------------------Section 11(a)(iii) Adverse Person-----------------------------------Section 1(c)
Affiliate----------------------------------------Section 1(d)
Agreement----------------------------------------Preface
Associate----------------------------------------Section 1(e)
Beneficial Owner---------------------------------Section 1(f)
beneficially own---------------------------------Section 1(f)
Business Day-------------------------------------Section 1(g)
capital stock equivalent-------------------------Section 11(a)(iii) Close of business--------------------------------Section 1(h)
Common Shares------------------------------------Section 1(i)
Corporation--------------------------------------Preface
current per share market price-------------------Section 11(d)(i) Disinterested Director---------------------------Section 1(j)
Distribution Date--------------------------------Section 1(k)
Distribution Transaction-------------------------Section 1(l) equivalent common shares-------------------------Section 11(b) Exchange Act-------------------------------------Section 1(d)
Exchange Ratio-----------------------------------Section 24(a)
Final Expiration Date----------------------------Section 7(a)
Grandfathered Stockholder------------------------Section 1(n)
Henkel-------------------------------------------Section 1(o)
Henkel Percentage--------------------------------Section 1(p)
Interested Stockholder---------------------------Section 1(q)
Krieble Family Group-----------------------------Section 1(n)
Permitted Offer----------------------------------Section 1(r)
Permitted Transfer-------------------------------Section 1(s)
Permitted Transferee-----------------------------Section 1(t)
Person-------------------------------------------Section 1(u)
Principal Party----------------------------------Section 13(b)
Proration Factor---------------------------------Section 11(a)(iii)
Purchase Price-----------------------------------Section 4(a)
Record Date--------------------------------------Preface
Redemption Date----------------------------------Section 7(a)
Redemption Price---------------------------------Section 23(a)(i)

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Right--------------------------------------------Preface
Right Certificate--------------------------------Section 3(a)
Rights Agents------------------------------------Preface
Rights Agreement---------------------------------Section 3(c)
Section 11(a)(ii) Event--------------------------Section 1(w)
Section 13 Event---------------------------------Section 1(x)
Security.----------------------------------------Section 11(d)
Shares Acquisition Date--------------------------Section 1(y) Subsidiary---------------------------------------Section 1(z)
Summary of Rights--------------------------------Section 3(b)
then outstanding---------------------------------Section 1(f)(iii)
Trading Day--------------------------------------Section 11(d)(i)
Transfer-----------------------------------------Section 1(aa)
Transferee Agreement-----------------------------Section 1(c)
Transferee Certificate---------------------------Section 1(c)
Transfer Percentage------------------------------Section 1(bb)
Triggering Event---------------------------------Section 1(cc)
Unaffiliated Director----------------------------Section 1(dd)
voting securities--------------------------------Section 13(a)

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                                RIGHTS AGREEMENT


                  RIGHTS AGREEMENT, dated as of April 14, 1994 (the "Agreement"), between Loctite Corporation, a Delaware corporation (the "Corporation"), and The First National Bank of Boston, a national banking association (the "Rights Agent").

                  The Board of Directors of the Corporation has authorized and declared a dividend of one right (a "Right") for each Common Share (as hereinafter defined) of the Corporation outstanding at the close of business on April 29, 1994 (the "Record Date"), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 of this Agreement.

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 10% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation,
(iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan, or (v) any Grandfathered Stockholder and (B) no Person (including, without limitation, any Grandfathered Stockholder) shall become an "Acquiring Person" (and no Grandfathered Stockholder shall cease to be a Grandfathered Stockholder):

                           (i) as a result of the acquisition of Common Shares
by the Corporation which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all

Affiliates and Associates of such Person; provided that if (1) a Person (including, without limitation, any Grandfathered Stockholder) would become an Acquiring Person (but for the operation of this subclause (i)) as a result of the acquisition of Common Shares by the Corporation, and (2) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person; or

                           (ii) if (1) within five Business Days after such
Person would otherwise have become an Acquiring Person (but for the operation of this subclause (ii)), such Person notifies the Board of Directors that such Person did so inadvertently, and (2) within two Business Days after such notification, such Person divests itself of a sufficient number of Common Shares so that such Person is the Beneficial Owner of such number of Common Shares that such Person no longer would be an Acquiring Person.

                  (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

                  (c) "Adverse Person" shall mean any Person declared to be an Adverse Person by a majority of the Unaffiliated Directors of the Board of Directors of the Corporation after having determined in its business judgment that beneficial ownership by such Person of 10% or more of the outstanding Common Shares would be reasonably likely to materially adversely affect the Corporation or its stockholders. In the event that in reliance upon the representations and warranties of any Person set forth in the Transferee Agreement for such Person, the Transfer Certificate for such Person and any other instrument or document delivered to Loctite by such Person, the Unaffiliated Directors determined that such Person was not an Adverse Person, the Unaffiliated Directors may at any time thereafter declare such Person to be an Adverse Person as of the date of such declaration if the Unaffiliated Directors should at any time determine that any representation and warranty made by such Person in its Transferee Agreement, its Transferee Certificate or any such other document or instrument delivered to Loctite by such Person was incorrect at the time that it was made, and upon such declaration by the Unaffiliated Directors, such Person shall no longer be deemed to be a Permitted Transferee for any purpose under this Agreement (including, without limitation, the definition of Grandfathered Stockholder).

                  (d) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

                  (e) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided, however,

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that notwithstanding anything herein to the contrary, no Person shall be deemed an Associate of Henkel for any purpose hereof or at any time hereunder.

                  (f) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any of such Person's
Affiliates or Associates beneficially owns, directly or indirectly;

                           (ii) which such Person or any of such Person's
Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or
indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than an agreement by Henkel to Transfer to a proposed Permitted Transferee those Common Shares subject to such proposed Permitted Transfer and customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section l(f)(ii)(B)) or disposing of any securities of the Corporation.

                  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (A) Henkel shall not be deemed the Beneficial Owner of, or to beneficially own, any Common Shares held by any member of the Krieble Family Group as a result of the right of first refusal over such Common Shares held by Henkel until and to the extent that Henkel has exercised its right of first refusal and purchased such Common Shares; (B)


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the phrase "then outstanding", when used with reference to a Person's Beneficial
Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder; and (C) the Corporation shall not be deemed the Beneficial Owner of, or to beneficially own, any Common Shares held by any member of the Krieble Family Group as a result of the right of first refusal over such Common Shares that may from time to time be held by the Corporation and such Common Shares shall be deemed issued and outstanding for all purposes hereunder, in each case, until and to the extent that the Corporation has exercised its right of first refusal and purchased such Common Shares.

                  (g) "Business Day" shall mean any day other than a Saturday, Sunday or federal holiday.

                  (h) "Close of business" on any given date shall mean 5:00 P.M., Boston time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Boston time, on the next succeeding Business Day.

                  (i) "Common Shares" when used with reference to the Corporation shall mean the shares of Common Stock, par value $0.01 per share, of the Corporation or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation. "Common Shares" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                  (j) "Disinterested Director" means any director of the Board of Directors of the Corporation who is neither an officer or employee of the Corporation nor any Person proposing or attempting to effect a business combination or similar transaction with the Corporation (including, without limitation, a merger, tender offer or exchange offer, sale of substantially all of the Corporation's assets, or liquidation of the Corporation's assets), any Affiliate or Associate of such Person or any other Person acting directly or indirectly on behalf of, or as a representative of, or in concert with, any such Person, Affiliate or Associate.

                  (k) "Distribution Date" shall have the meaning set forth in
Section 3 hereof.


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                  (l) "Distribution Transaction" means any Transfer of Common
Shares by Henkel (i) pursuant to a public offering of those Common Shares registered under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), in connection with which, each of the underwriters for such public offering certifies to the Corporation that such Common Shares were widely distributed in connection with such public offering and that, to the best of such underwriter's knowledge, (A) no transferee of such Common Shares in such public offering beneficially owns, together with the Affiliates and Associates of such transferee and after giving effect to the sale of such Common Shares in such public offering, more than 1.0% of the then outstanding Common Shares and
(B) no more than three transferees of such Common Shares in such public offering beneficially own, in each case together with the Affiliates and Associates of such transferee and after giving effect to the sale of such Common Shares in such public offering, more than 0.5% of the then outstanding Common Shares; or
(ii) pursuant to a broker's transaction made in compliance with the requirements of Rule 144 promulgated under the Securities Act and in connection with which, the broker who effects such broker's transaction certifies to the Corporation that such Common Shares were widely distributed in connection with such broker's transaction and, to the best of such broker's knowledge, (A) no transferee of such Common Shares in such broker's transaction beneficially owns, together with the Affiliates and Associates of such transferee and after giving effect to the sale of such Common Shares in such broker's transaction, more than 1.0% of the then outstanding Common Shares and (B) no more than three transferees of such Common Shares in such broker's transaction beneficially own, in each case together with the Affiliates and Associates of such transferee and after giving effect to the sale of such Common Shares in such broker's transaction, more than 0.5% of the then outstanding Common Shares.

                  (m) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

                  (n) "Grandfathered Stockholder" shall mean (i) Henkel, (ii) Mr. Robert H. Krieble, Ms. Nancy B. Krieble, Mr. Frederick B. Krieble, Ms. Collette C. Krieble, Mr. James P. Fusscas, Ms. Helen K. Fusscas, Mr. Martin Wolman, Management I, Limited and Management II, Limited, as a "group" (as such term is defined or used under Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) (collectively as such group, the "Krieble Family Group") and (iii) any Permitted Transferee; provided, however, that, except as provided in Section 1(a)(B) hereof, (A) Henkel shall cease to be a Grandfathered Stockholder at the time after the date hereof, Henkel, together with all Affiliates of Henkel, beneficially owns a percentage of the outstanding Common Shares in excess of the Henkel Percentage then in effect (other than as a result of a Permitted Offer), (B) the Krieble Family Group shall cease to be a


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Grandfathered Stockholder at the time after the date hereof any member of the
Krieble Family Group, or an Affiliate or Associate of any such member of the Krieble Family Group, beneficially owns any additional Common Shares (other than as a result of a stock dividend, a stock split, a grant by the Corporation pursuant to a directors benefit plan established by the Corporation of Common Shares or options to purchase Common Shares (and the exercise thereof) or a Permitted Offer), and (C) any Permitted Transferee shall cease to be a Grandfathered Stockholder at the time such Permitted Transferee, or an Affiliate or Associate of such Permitted Transferee, beneficially owns any additional Common Shares (other than as a result of a stock dividend, a stock split or a Permitted Offer).

                  (o) "Henkel" shall mean Henkel Corporation, a Delaware corporation.

                  (p) "Henkel Percentage" shall mean 35% on the date hereof. From and after the date hereof, the Henkel Percentage shall be subject to adjustment, as follows: (i) in the event of any Transfer of Common Shares by Henkel or any of its Affiliates (other than to an Affiliate of Henkel) by any means other than a Distribution Transaction, the Henkel Percentage then in effect shall be reduced by the Transfer Percentage in respect of such Transfer,
(ii) in the event of Transfers of Common Shares aggregating more than 10% of the outstanding Common Shares by Henkel or any of its Affiliates by means of Distribution Transactions, the Henkel Percentage then in effect shall be reduced by the aggregate Transfer Percentages in respect of such Transfers aggregating more than 10% of the outstanding Common Shares and (iii) in the event the Corporation acquires any Common Shares, the Henkel Percentage immediately following such acquisition shall be equal to the greater of (A) the Henkel Percentage immediately prior to such acquisition and (B) the percentage of the outstanding Common Shares beneficially owned by Henkel immediately following such acquisition.

                  (q) "Interested Stockholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

                  (r) "Permitted Offer" shall mean a tender or exchange offer for all outstanding Common Shares (A) which is at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least (i) a majority of the Disinterested Directors and (ii) a majority of all of the members of the Board of Directors, to be adequate (taking into account all factors that such directors deem relevant) and otherwise in the best interests of the Corporation, its stockholders and its other relevant constituencies (other than the Person or any Affiliate or Associate thereof on whose basis

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the offer is being made) taking into account all factors that such directors may deem relevant or (B) (i) which remains open for a period of at least 60 days after the tender or exchange offer has commenced and (ii) the consummation of which results in the Person on whose basis the tender or exchange offer is made becoming the Beneficial Owner of more than 50% of the outstanding Common Shares.

                  (s) "Permitted Transfer" means any Transfer of Common Shares by Henkel, by the Krieble Family Group as a whole, or by any Permitted Transferee (i) to any Person that (A) has not been declared an Adverse Person by the Unaffiliated Directors, (B) does not beneficially own, after giving effect to such Transfer, (1) in the case of a Transfer from the Krieble Family Group or any Permitted Transferee, any Common Shares other than the Common Shares transferred by the Krieble Family Group or such Permitted Transferee, as applicable, to such Person in such Transfer, or (2) in the case of a Transfer from Henkel, a percentage of the then outstanding Common Shares in excess of the lesser of (I) the Henkel Percentage in effect immediately prior to such proposed Permitted Transfer and (II) the sum of 0.3% of the then outstanding Common Shares and the percentage of the then outstanding Common Shares to be transferred by Henkel to such Person in such proposed Permitted Transfer, (C) at least 30 days prior to the consummation of such Transfer, executes and delivers to the Corporation an agreement, substantially in the form of Exhibit A-1 attached hereto (a "Transferee Agreement") and (D) immediately prior to the consummation of such Transfer, executes and delivers to the Corporation an executive officer's certificate, substantially in the form of Exhibit A-2 attached hereto (a "Transferee Certificate") and (ii) that is consummated on the "Closing Date" referred to in the Transferee Agreement for such proposed Permitted Transfer and pursuant to the terms and conditions set forth in the "Acquisition Agreement" referred to in such Transferee Agreement.

                  (t) "Permitted Transferee" means any transferee of Common Shares pursuant to a Permitted Transfer.

                  (u) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (v) "Redemption Date" shall have the meaning set forth in
Section 7 hereof.

                  (w) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

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
                  (x) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

                  (y) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such.

                  (z) "Subsidiary" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  (aa) "Transfer" shall mean any sale, assignment, transfer or other disposition.

                  (bb) "Transfer Percentage" means with respect to any Transfer of Common Shares, the percentage of the then outstanding Common Shares subject to such Transfer.

                  (cc) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                  (dd) "Unaffiliated Director" means, with respect to any proposed Permitted Transfer, any director of the Board of Directors of the Corporation who is neither a designee or representative of the proposed transferor in respect of such Proposed Transfer, or any Affiliate or Associate of such proposed transferor, nor an officer or employee of the Corporation.

                  Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

                  Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the Shares Acquisition Date or (ii) the close of business on the tenth day (or such later date as may be determined by action of the Corporation's Board of Directors) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights), the earlier of such dates being herein referred to as the "Distribution Date", (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Corporation); provided, however, that if a tender offer prior to the occurrence of a Distribution Date is terminated, then no Distribution Date shall occur as a result of such tender offer. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such Common Shares.

                  (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, and the Redemption Date or the Final Expiration Date shall be deemed also to be certificates for Rights, and shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Loctite Corporation and The First National Bank of Boston, dated as of April 14, 1994 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Loctite Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Loctite Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

                  With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

                  Section 4. Form of Right Certificate. (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b) Any Right Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights which are null and void pursuant to
Section 7(e) of this Agreement and any Right Certificate issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

Provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

                  Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrender of such Right Certificate or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

                  Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificate. Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of Common Shares (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the close of business on April 14, 2004 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the consummation of a transaction contemplated by Section 13(d) hereof.

                  (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $175.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Common Shares (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation, in its sole discretion, shall have elected to deposit the Common Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities of the Corporation pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

                  In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

                  Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

                  Section 9. Reservation and Availability of Common Shares. The Corporation covenants and agrees that at all times prior to the occurrence of a
Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued Common Shares, or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of Common Shares (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

                  So long as the Common Shares (or other securities, as the case may be) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares (or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

                  The Corporation further covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares (or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Common Shares (or other securities, as the case may be) upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax is due.

                  The Corporation shall use its best efforts to (i) file, as soon as practicable following the Shares Acquisition Date (or, if required by law, at such earlier time following the Distribution Date as so required), a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii). The Corporation will also take such action as may be appropriate under the blue sky laws of the various states.

                  Section 10. Common Shares Record Date. Each person in whose name any certificate for Common Shares (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Common Shares (or other securities, as the case may be) transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares (or other securities, as the case may be) transfer books of the Corporation are open.

                  Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) In the event any Person, alone or together with
its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current per share market price of the Corporation's Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                           (iii) In the event that there shall not be sufficient
treasury shares or authorized but unissued (and unreserved) Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) a number of (or fractions of) Common Shares (up to the maximum number of Common Shares which may permissibly be issued) and (y) a number of (or fractions of) other equity securities of the Corporation (or, in the discretion of the Board of Directors of the Corporation, debt) which the Board of Directors of the Corporation has determined to have the same aggregate current market value (determined pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable) as one Common Share (such number of (or fractions of) Common Shares (or other equity securities or debt of the Corporation) being referred to as a "capital stock equivalent"), equal in the aggregate to the number of Adjustment Shares; provided, however, if sufficient Common Shares and/or capital stock equivalents are unavailable, then the Corporation shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Corporation is unable to cause sufficient Common Shares and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall be equal to that number of (or fractions of) Common Shares (and/or capital stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of Common Shares (and/or capital stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of Common Shares available) (such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors of the Corporation may, but shall not be required to, establish procedures to allocate the right to receive Common Shares and capital stock equivalents upon exercise of the Rights among holders of Rights.

                  (b) In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights and privileges as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then current per share market price of the Common Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Common Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                           (ii) For the purpose of any computation hereunder,
the "current per share market price" of the Common Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Common Shares are not publicly traded, the "current per share market price" of the Common Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

                  (e) Notwithstanding anything herein to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest hundred thousandth of a Common Share or thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Common Shares, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest thousandth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of Common Shares or other securities issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such number of fully paid and non-assessable Common Shares or other securities at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Common Shares or other securities of the Corporation, if any, issuable upon such exercise over and above the Common Shares or other securities of the Corporation, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Notwithstanding anything in this Section 11 to the contrary, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of Common Shares at less than the current market price, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares,
(iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Common Shares shall not be taxable to such stockholders.

                  (n) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate
Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

                  (o) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (p) Notwithstanding anything in this Agreement to the contrary, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

                  (q) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, on or following the Shares Acquisition Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any Interested Stockholder, or if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, (y) the Corporation shall consolidate with, or merge with, any Interested Stockholder, or if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders or if in such transaction all holders of Common Shares are not treated alike, any other Person (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which does not violate Section 11(o) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase

Price, in accordance with the terms of this Agreement and in lieu of Common Shares, such number of freely tradeable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement;
(iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

                  (b) "Principal Party" shall mean:

                           (i) in the case of any transaction described in
clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Corporation if it is the surviving corporation); and

                           (ii) in the case of any transaction described in
clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any of the foregoing cases, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                  (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this
Section 13, the Principal Party at its own expense shall:

                           (i) prepare and file a registration statement under
the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

                           (ii) use its best efforts to qualify or register the
Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                           (iii) deliver to holders of the Rights historical
financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

                  (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                  Section 14. Fractional Rights and Fractional Shares. (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

                  (b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For the purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to

Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above).

                  Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

                  Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

                  (c) subject to Section 6 and Section 7(f) hereof, the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common

Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                  (d) Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                  Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. Concerning the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

                  The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                  Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any Security) be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

                  (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and to the transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon sixty (60) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Shares by registered or certified mail, and to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors of the Corporation to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

                  In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earliest of the Redemption Date, the Final Expiration Date and the consummation of a transaction contemplated by Section 13(d) hereof, the Corporation (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Corporation shall not be obligated to issue any such Right Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23. Redemption and Termination. (a)(i) Subject to
Section 23(a)(iii), the Board of Directors of the Corporation may, at its option, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time prior to the earlier of (x) the time that any Person becomes an Acquiring Person, or (y) the Final Expiration Date. The Corporation may, at its option, pay the Redemption Price either in Common Shares (based on the "current per share market price," as defined in Section 11(d) hereof, of the Common Shares at the time of redemption) or cash; provided that if the Corporation elects to pay the Redemption Price in Common Shares, the Corporation shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.

                           (ii) In addition, subject to Section 23(a)(iii), the
Board of Directors of the Corporation may, at its option, at any time following a Shares Acquisition Date but prior to any Section 13 Event redeem all but not less than all of the then outstanding Rights at the Redemption Price in connection with any Section 13 Event in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder.

                           (iii) The Board of Directors of the Corporation may
only redeem Rights pursuant to Section 23(a)(i) or 23(a)(ii) hereof if (A) a majority of the Disinterested Directors, and (B) a majority of all of the directors of the Corporation authorize such redemption. Notwithstanding anything in this Agreement to the contrary, the Rights may not be redeemed pursuant to this Section 23 unless there is at least one member of the Board of Directors of the Corporation that is a Disinterested Director at the time of such redemption.

                  (b) In the case of a redemption permitted under Section 23(a)(i), immediately upon the date for redemption set forth (or determined in the manner specified in) in a resolution of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such date for redemption set forth in a resolution of the Board of Directors of the Corporation ordering the redemption of the Rights, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase of Common Shares prior to the Distribution Date.

                  (c) The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and
(ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Shares, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Corporation.

                  Section 24. Exchange. (a) Subject to Section 24(d), the Board of Directors of the Corporation may, at its option, at any time after the time that any Person becomes an Acquiring Person, exchange after all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) and Section 11(a)(ii) hereof) for Common Shares of the Corporation at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) and
Section 11(a)(ii) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

                  (d) The Board of Directors may only exchange Rights pursuant to Section 24(a) hereof if (i) a majority of the Disinterested Directors, and
(ii) a majority of all of the directors of the Corporation authorize such exchange. Notwithstanding anything in this Agreement to the contrary, the Rights may not be exchanged pursuant to this Section 24 unless there is at least one member of the Board of Directors of the Corporation that is a Disinterested Director at the time of such exchange.

                  Section 25. Notice of Certain Events. (a) In case the Corporation shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regularly quarterly cash dividend),
(ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the

Corporation, then, in each such case, the Corporation shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

                  (b) In case of a Section 11(a)(ii) Event, then (i) the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph (a) to Common Shares shall be deemed thereafter to refer also, if appropriate, to capital stock equivalents, as provided for in Section 11(a)(iii).

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                 Loctite Corporation
                                 10 Columbus Boulevard
                                 Hartford, CT  06106
                                 Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                          The First National Bank of Boston
                          Mail Stop 45-02-16
                          P.O. Box 1865
                          Boston, MA  02105-1865
                          Attention: Shareholder Services Division
                                     (Loctite Corporation 1994 Rights
                                     Agreement)

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

                  Section 27. Supplements and Amendments. (a) Prior to the Distribution Date, subject to Section 27(b) hereof, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, subject to
Section 27(b) hereof, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

                  (b) The Corporation shall not supplement or amend any provision of this Agreement unless (i) a majority of the Disinterested Directors and (ii) a majority of all of the directors of the Corporation authorizes such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, this Agreement may not be supplemented or amended pursuant to this Section 27 unless there is at least one member of the Board of Directors of the Corporation that is a Disinterested Director at the time of such supplement or amendment.

                  Section 28. Determination and Actions by the Board of Directors of the Corporation, etc. Subject to Sections 1(c), 1(r), 23(a)(iii), 24(d) and 27(b) hereof, the Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Right Certificates.

                  Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

                  Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.


                                          LOCTITE CORPORATION




                                          By:
                                              ------------------------------
                                              Name:
                                              Title:




                                          THE FIRST NATIONAL BANK
                                            OF BOSTON




                                          By:
                                              ------------------------------
                                               Name:
                                               Title:

                                                                     Exhibit A-1



                          FORM OF TRANSFEREE AGREEMENT


         THIS AGREEMENT (this "Agreement"), dated as of [_____], between [Insert Name of Transferee] (the "Transferee") and Loctite Corporation ("Loctite"). Capitalized terms used herein which are otherwise not defined herein shall have the respective meanings ascribed to them in the Rights Agreement, dated as of April 14, 1994, between Loctite and The First National Bank of Boston
(the "Rights Agreement").

                                   WITNESSETH:

         WHEREAS, pursuant to the acquisition agreement, dated as of [_______] (the "Acquisition Agreement"), between [Insert Name of Transferor] (the "Transferor") and the Transferee, the Transferor has agreed to sell on [_______] (the "Closing Date") to the Transferee [_______] Common Shares pursuant to the terms and conditions thereof (the "Proposed Sale Transaction");

         WHEREAS, under the Rights Agreement, in order for the Transferee to be deemed to be a Permitted Transferee, (i) the Transferee may not have been declared an Adverse Person, (ii) [in the case of a Transfer from the Krieble Family Group or a Permitted Transferee to the Transferee, the Transferee may not beneficially own, after giving effect to the Proposed Sale Transaction contemplated by the Acquisition Agreement, any Common Shares other than the Common Shares transferred by the Transferor to the Transferee in the Proposed Sale Transaction] [in the case of a Transfer from Henkel to the Transferee, the Transferee may not beneficially own, after giving effect to the Proposed Sale Transaction contemplated by the Acquisition Agreement, a percentage of the then outstanding Common Shares in excess of the lesser of (1) the Henkel Percentage in effect immediately prior to the Proposed Sale Transaction and (2) the sum of 0.3% of the then outstanding Common Shares and the percentage of the then outstanding Common Shares to be transferred by Henkel to the Transferee in the Proposed Sale Transaction] (iii) at least 30 days prior to consummation of the Proposed Sale Transaction, the Transferee is required to execute and deliver to Loctite this Agreement, which is substantially in the form of Exhibit A-1 attached to the Rights Agreement, and (iv) immediately prior to the consummation of the Proposed Sale Transaction, the Transferee is required to execute and deliver to Loctite an executive officer's certificate substantially in the form of Exhibit A-2 to the Rights Agreement; and

                WHEREAS, the Transferee desires that, after giving effect to the Proposed Sale Transaction contemplated by the Acquisition Agreement, the Transferee will be a Permitted Transferee under the Rights Agreement and in consideration thereof has entered into this Agreement.

                NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the parties hereto agrees as follows:

                1. Prohibited Actions. (a) So long as this Agreement is in effect, (i) Loctite shall not adopt any shareholder rights plan or similar device that does not contain substantially the same terms and conditions as those set forth in the Rights Agreement (a "Substantially Similar Rights Plan") and (ii) Loctite shall not amend, modify, waive, terminate or invalidate any provision of the Rights Agreement or any Substantially Similar Rights Plan or adopt, amend, modify, waive, terminate or invalidate any provision of its certificate of incorporation or by-laws in any way which would adversely affect the rights of the Transferee under the Rights Agreement or any Substantially Similar Rights Plan.

                     (b) So long as this Agreement is in effect, the Transferee shall not, and shall cause each of its Affiliates and Associates and any duly and validly elected directors of Loctite (each a "Director") designated by, or which is a representative of, the Transferee or any of its Affiliates or Associates not to, directly or indirectly, seek to (i) amend, modify, waive, terminate or invalidate, or cause the amendment, modification, waiver, termination or invalidation of any provision of the Rights Agreement or any Substantially Similar Rights Plan in any manner (including, without limitation, by proxy contest, shareholder consent, or otherwise) or (ii) redeem or exchange the Rights or any rights issued under any Substantially Similar Rights Plan, in either case, unless a majority of the Directors who are neither nominees or representatives of the Transferee or any Affiliate or Associate of the Transferee nor officers or employees of Loctite (each an "Outside Director") consent to such action in writing or at a duly called meeting of the Board of Directors of Loctite (the "Board"); it being understood that the consent of the Outside Directors may only be obtained if there is at least one Director that is an Outside Director.

                     (c) Loctite acknowledges that nothing in this Agreement shall be construed as prohibiting the Transferee, or its Affiliates or Associates, from making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined below), or becoming a "participant" in any "election contest" (as such terms are defined below), in each case, for the election or removal of any of the Directors; provided, however, that any Director designated by the Transferee, or any Affiliate or Associate of the Transferee, shall be subject to the restrictions contained in Section 1(b) hereof.

                2. Permitted Transfers. (a) In connection with any proposed Permitted Transfer by the Transferee, the Transferee shall deliver to Loctite no later than 30 days prior to the Transfer Date (as defined below) (i) written notice of such proposed Permitted Transfer (the "Transfer Notice") for such proposed Permitted Transfer setting forth (A) the number of Common Shares proposed to be transferred, (B) the identity of the proposed transferee (the "Proposed Transferee"), including the Beneficial Owners thereof to the extent known or reasonably determinable by the Transferee, and (C) the date on which the proposed Permitted Transfer is to be consummated (the "Transfer Date") and
(ii) an agreement substantially in the form of Exhibit A-1 to the Rights Agreement, duly and validly executed on behalf of the Proposed Transferee (the "Transferee Agreement"). Upon receipt by Loctite of the Transferee Agreement duly executed and delivered by the Proposed Transferee, Loctite shall duly execute and deliver the Transferee Agreement.

                     (b) As soon as practicable after receipt of the Transfer Notice, the Directors who are neither nominees or representatives of the Transferor or any Affiliate or Associate of the Transferor nor officers or employees of Loctite (each an "Unaffiliated Director") shall evaluate whether the Proposed Transferee is an Adverse Person. The Transferee shall provide the Unaffiliated Directors with any information within its control requested by them to facilitate their evaluation, as soon as practicable after any request for information is made.

                     (c) Subject to Section 2(d) hereof, a proposed Permitted Transfer may be consummated on the Transfer Date as set forth in the Transfer Notice and the Transferee Agreement related to such proposed Permitted Transfer unless the Unaffiliated Directors shall have determined that the Proposed Transferee is an Adverse Person no later than five days prior to the Transfer Date for such proposed Permitted Transfer provided that the Transferee complies with its obligations in Sections 2(a) and (b) hereof.

                     (d) With respect to any proposed Permitted Transfer, the Proposed Transferee shall be deemed to be an Adverse Person for purposes of the Rights Agreement, unless there is at least one Director that is an Unaffiliated Director during the period from and including the date Loctite receives a Transfer Notice in respect of such proposed Permitted Transfer to and including the Transfer Date for such proposed Permitted Transfer. Except as required by applicable law, Loctite covenants and agrees that it will not take any action to cause there to be fewer than one Unaffiliated Director on the Board at any time.

                     (e) Notwithstanding anything in this Agreement to the contrary, no transferee of any Common Shares from the Transferee shall have any rights under this Agreement.

                3. Representations and Warranties of Transferee. The Transferee represents and warrants to Loctite that:

                     (a) it has the requisite power and authority (corporate or otherwise) to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate each of the transactions contemplated hereby;

                     (b) the execution, delivery and performance of this Agreement and the consummation of each of the transactions contemplated hereby have been duly authorized by its Board of Directors (or other relevant corporate body), and no other corporate proceedings on its part are necessary to authorize this Agreement or to consummate the transactions so contemplated;

                     (c) this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to the general principles of equity;

                     (d) neither the execution, delivery and performance of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) conflict with or result in any breach or violation of any provisions of its governing organizational documents, (ii) require on its part any filing with, notification to, or permit, authorization, consent or approval of, any governmental body or authority or any other entity (other than filings by the Transferee with the Securities and Exchange Commission under the Exchange Act) or (iii) constitute (with or without notice or lapse of time or both) a breach, violation or default, create a lien or other encumbrance or give rise to any right of renegotiation or termination, amendment, cancellation, acceleration or prepayment under (A) any material agreement or instrument to which it is a party or by which any of its material properties or assets may be bound or subject or
(B) any order, writ, injunction, decree, statute, rule or regulation, governmental permit or license applicable to it or any of its material properties or assets;

                     (e) A true, and complete copy of the Acquisition Agreement, without amendment or modification, is attached hereto as Exhibit A; and

                     (f) after giving effect to the Proposed Sale Transaction pursuant to the Acquisition Agreement, (i) the Transferee, together with all Affiliates and Associates of the Transferee, will be the Beneficial Owner of [insert number] Common Shares and (ii) [in the case of a Transfer from the Krieble Family Group or a Permitted Transferee to the Transferee, the Transferee, together with its Affiliates or Associates, will not beneficially own any Common Shares, other than the Common Shares transferred by the Transferor to the Transferee in the Proposed Sale Transaction] [in the case of a Transfer from Henkel to the Transferee, the Transferee, together with its Affiliates and Associates, will not beneficially own a percentage of the then outstanding Common Shares in excess of the lesser of (A) the Henkel Percentage in effect immediately prior to the Proposed Sale Transaction and (B) the sum of 0.3% of the then outstanding Common Shares and the percentage of the then outstanding Common Shares to be transferred by Henkel to the Transferee in the Proposed Sale Transaction].

                4. Proposed Sale Transaction. The Transferee shall provide the Unaffiliated Directors with any information requested by them to facilitate their evaluation of whether the Transferee is an Adverse Person, as soon as practicable after any request for information is made, and otherwise cooperate with the Unaffiliated Directors in connection with their evaluation of the Transferee.

                5.   Miscellaneous.

                     5.1. Entire Agreement. This Agreement embodies the entire agreement and all understandings between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.


                     5.2. Binding Effect; Benefits; Assignment; Survival. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns. Neither this Agreement nor any of the rights hereunder may be assigned by (i) Loctite, without the prior written consent of the Transferee, or (ii) the Transferee, unless there is at least one Unaffiliated Director and a majority of the Unaffiliated Directors consents to such assignment in writing or at a duly called meeting of the Board. Any attempted or purported assignment in violation of the previous sentence shall be void and of no effect. The representations and warranties set forth herein shall survive without limitation as to time.

                5.3. Amendments and Waivers. No modification, amendment, termination or waiver of any provision of this Agreement, and no consent to any departure therefrom, shall in any event be effective unless (i) there is at least one Unaffiliated Director and (ii) the same shall be (a) in writing, (b) signed by each of the parties hereto and (c) approved by a majority of the Unaffiliated Directors, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                     5.4. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without giving effect to the choice of law provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for any litigation arising out of, or relating to, this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts). [The Transferee hereby irrevocably appoints CT Corporation Systems (the "Process Agent"), with an office on the date hereof at 1209 Orange Street, Wilmington, Delaware 19801, United States, as its agent to receive, on its behalf, service of any process, summons, notice or other document -- applicable if the Transferee is a foreign entity.] The Transferee agrees that service of any process, summons, notice or document by U.S. registered mail [to its respective address set forth in Section 6.5 hereof] [to the Process Agent] shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

                     5.5. Notices. All notices, requests, demands, applications, services of process and other communications which are required to be or may be given under this Agreement shall be deemed to have been duly given if sent by telex, telecopy or facsimile transmission or delivered or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                         To Loctite:

                                    Loctite Corporation
                                    10 Columbus Boulevard
                                    Hartford, Connecticut  06103
                                    Attention:  General Counsel

                         With copies to:

                                    Fried, Frank, Harris, Shriver
                                      & Jacobson
                                    One New York Plaza
                                    New York, New York  10004
                                    Attention:  Arthur Fleischer, Jr., P.C.

                         To Transferee:

                                    [                           ]
                                    [                           ]
                                    [                           ]
                                    Attention:  [               ]

                         With copies to:

                                    [                           ]
                                    [                           ]
                                    [                           ]
                                    Attention:  [               ];

or to such other address as any party shall furnish to the other by notice given in accordance with this Section 5.5. All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered (with charges prepaid) to a recognized national air courier guaranteeing overnight delivery.

                     5.6. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

                     5.7. Specific Performance. The parties hereto hereby acknowledge that each party hereto would suffer irreparable injury and would not have an adequate remedy at law for money damages if the provisions of this Agreement were not performed in accordance with their terms. Each party hereto agrees that the other parties hereto shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which they are entitled, at law or in equity. Furthermore, if any action or proceeding shall be instituted to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that there is an adequate remedy at law, and agrees not to urge in any such action or proceeding the claim or defense that such remedy at law exists.

                     5.8. Termination. This Agreement shall terminate and be of no further force and effect on April 14, 2004, and upon the termination of this Agreement there shall be no liability on the part of any party to this Agreement with respect to any of the provisions hereof, with the sole exception that nothing contained in this Agreement shall in any way relieve any party hereto from liability for any breach of the provisions of this Agreement for the period prior to its termination.

                     5.9. Rights of Action. (a) Except as set forth in this
Section 5.9, nothing in this Agreement shall be construed to give any person or corporation (other than Loctite and the Transferee) any legal or equitable right, remedy or claim under this Agreement. The parties agree that, at any time that there are no Unaffiliated Directors, the rights of action in respect of this Agreement shall be vested in the respective holders of Common Shares; and any holder of Common Shares, without the consent of any other holder of Common Shares, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against any party to this Agreement to enforce, any provision of this Agreement. Without limiting the foregoing or any remedies available to the holders of Common Shares, it is specifically acknowledged that the holders of Common Shares would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any party subject to, this Agreement.

                     (b) The Transferee hereby agrees that in connection with any action by Loctite to enforce any provision of this Agreement against the Transferee, the Transferee will not take any action that would directly or indirectly prevent Loctite from making the necessary funds and personnel available to pursue such action.

                     5.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed an original and all of which shall constitute the same instrument.

                     IN WITNESS WHEREOF, each of the Transferee and Loctite has caused this Agreement to be duly executed on its behalf as of the date first above written.


                                            [NAME OF TRANSFEREE]



                                             By:
                                                 Name:
                                                 Title:


                                             LOCTITE CORPORATION



                                             By:
                                                 Name:
                                                 Title:

                                                                     Exhibit A-2


                               FORM OF TRANSFEREE
                         EXECUTIVE OFFICER'S CERTIFICATE

                              [Name of Transferee]
                             [Address of Transferee]




Loctite Corporation
10 Columbus Boulevard
Hartford, Connecticut  06106


         Reference is made to the Transferee Agreement, dated as of [_______], between [Insert Name of Transferee] and Loctite Corporation (the "Transferee Agreement"). The undersigned, [_______ ], an executive officer of the Transferee, does hereby certify in my capacity as such executive officer that all of the representations and warranties of the Transferee set forth in Section 3 of the Transferee Agreement are true and correct on and as of the date hereof with the same effect as though made on and as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has duly and validly executed this Certificate this [insert date of closing of transfer].



                                             ____________________________
                                             Name:
                                             Title:

                                                                       Exhibit B

                            Form of Right Certificate
Certificate No. R-                                               ________ Rights

         NOT EXERCISABLE AFTER APRIL 14, 2004, OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

         UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.

                                Right Certificate

                               Loctite Corporation

                  This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 14, 1994 (the "Rights Agreement"), between Loctite Corporation, a Delaware corporation (the "Corporation"), and The First National Bank of Boston (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on April 14, 2004, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one fully paid non-assessable share of Common Stock, with a par value of $.01 per share (the "Common Shares"), of the Corporation, at a purchase price of $175.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 14, 1994, based on the Common Shares as constituted at such date.

                  Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Affiliate or Associate who becomes a transferee after the Acquiring Person becomes such, or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Affiliate or Associate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                  As provided in the Rights Agreement, the Purchase Price and the number of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the principal office or offices of the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement) payable in Common Shares or cash.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.


         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder thereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.


         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of _________, ____.

ATTEST:                                LOCTITE CORPORATION

_____________________________          By __________________________
Name:                                     Name:
Title:                                    Title:
Countersigned:

THE FIRST NATIONAL
  BANK OF BOSTON

By __________________________
   Authorized Signatory
   Name:
   Title:

                  Form of the Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if
             such holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED____________________________________________
hereby sells, assigns and transfers unto________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)
________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: _______,____

                                                   _____________________________
                                                   Signature
Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
________________________________________________________________________________

                  The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                                   _____________________________
                                                   Signature
________________________________________________________________________________

                          FORM OF ELECTION TO PURCHASE

  (To be executed by the registered holder if such holder desires to exercise
                 Rights represented by the Right Certificate.)

To the Rights Agent:

                 The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Right Certificate to purchase the Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such Common Shares or other securities be issued in the name of:


Please insert social security
or other identifying number ____________________________________________________
________________________________________________________________________________
                         (Please print name and address)
________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number  ___________________________________________________
________________________________________________________________________________
                         (Please print name and address)
________________________________________________________________________________

Dated:___________,______

                                                     ___________________________
                                                     Signature
Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________
                  The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate [or Associate] thereof (as such terms are defined in the Rights Agreement).

                                                  ______________________________
                                                  Signature
________________________________________________________________________________

                                     NOTICE

                  The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner (as such term is defined in the Rights Agreement) of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C


                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES


UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.

         On April 14, 1994, the Board of Directors of Loctite Corporation (the "Corporation") declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock, $.01 par value per share (the "Common Shares"), of the Corporation. The dividend is payable to the stockholders of record on April 25, 1994 (the "Record Date") and with respect to Common Shares issued thereafter until the Distribution Date (as defined below), and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one Common Share at a price of $175.00 per Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and The First National Bank of Boston, as Rights Agent (the "Rights Agent"), dated as of April 14, 1994.

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates (as hereinafter defined) will be distributed. The Rights will separate from the Common Shares upon the earlier to occur of (i) the date of a public announcement that a person or "group" (other than a Grandfathered Stockholder (as hereinafter defined) has acquired beneficial ownership of 10% or more of the outstanding Common Shares (except pursuant to a Permitted Offer, as hereinafter defined); or
(ii) 10 days (or such later date as the Board may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as hereinafter defined) (the earlier of such dates being called the "Distribution Date"). A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause

(i) above is an "Acquiring Person." The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

         Notwithstanding the foregoing, an Acquiring Person does not include the following persons ("Grandfathered Stockholders"): (i) Henkel Corporation, a Delaware corporation ("Henkel"), (ii) Mr. Robert H. Krieble, Ms. Nancy B. Krieble, Mr. Frederick B. Krieble, Ms. Collette C. Krieble, Mr. James P. Fusscas, Ms. Helen K. Fusscas, Mr. Martin Wolman, Management I, Limited and Management II, Limited as a "group" (as such term is defined or used under Rule 13d-5(b) promulgated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) (collectively as such group, the "Krieble Family Group") and
(iii) any Permitted Transferee (as hereinafter defined); provided, however, that, except under limited circumstances, (a) Henkel will cease to be a Grandfathered Stockholder at any time after the date of the Rights Agreement that Henkel beneficially owns a percentage of outstanding Common Shares in excess of the Henkel Percentage (as hereinafter defined) then in effect (other than as a result of a Permitted Offer), (b) the Krieble Family Group will cease to be a Grandfathered Stockholder at the time after the date of the Rights Agreement any member of the Krieble Family Group beneficially owns any additional Common Shares (other than as a result of a stock dividend, a stock split, a grant by the Corporation pursuant to a directors benefit plan established by the Corporation of Common Shares or options to purchase Common Shares (and the exercise thereof) or a Permitted Offer) and (c) any Permitted Transferee will cease to be a Grandfathered Stockholder at the time such Permitted Transferee beneficially owns any additional Common Shares (other than as a result of a stock dividend, a stock split or a Permitted Offer). Initially, the "Henkel Percentage" is 35% of the outstanding Common Shares and thereafter is subject to adjustment as follows: (1) in the event of any transfer of Common Shares by Henkel to any person (other than by means of a transfer of Common Shares pursuant to a registered public offering or a broker's transaction under Rule 144 under the Securities Act of 1933, as amended, and that satisfies certain other conditions to ensure a wide distribution of those Common Shares (each such transfer, a "Distribution Transaction")), the Henkel Percentage will be reduced by the percentage of outstanding Common Shares so transferred; (2) in the event of transfers aggregating more than 10% of the outstanding Common Shares by Henkel by means of Distribution Transactions, the Henkel Percentage will be reduced by the aggregate percentage of outstanding Common Shares so transferred in excess of 10% of the outstanding Common Shares; and (3) in the event that the Corporation acquires any Common Shares, the Henkel Percentage immediately following such acquisition will equal the greater of the Henkel Percentage immediately prior to such acquisition and the percentage of the outstanding Common Shares beneficially owned by Henkel immediately following such acquisition.

                  A "Permitted Transfer" is any transfer of Common Shares from Henkel, the Krieble Family Group as a whole, or any Permitted Transferee to any person that (i) has not been declared an Adverse Person (as hereinafter defined) by a majority of those directors of the Corporation who are neither officers or employees of the Corporation nor a designee or representative of the proposed transferor (the "Unaffiliated Directors"), (ii) does not beneficially own, after giving effect to the transfer, in the case of a transfer from the Krieble Family Group or any Permitted Transferee, any Common Shares other than the Common Shares so transferred to such transferee or in the case of a transfer from Henkel, a percentage of the then outstanding Common Shares in excess of the lesser of (a) the Henkel Percentage in effect immediately prior to such proposed transfer and (b) the sum of 0.3% of the then outstanding Common Shares and the percentage of the then outstanding Common Shares so transferred to such transferee, (iii) at least 30 days prior to the consummation of such proposed transfer, executes and delivers to the Corporation an agreement substantially in the form of Exhibit A-1 attached to the Rights Agreement and (iv) immediately prior to the consummation of such transfer, executes and delivers to the Corporation an executive officer's certificate substantially in the form of Exhibit A-2 attached to the Rights Agreement. The Rights Agreement provides that any proposed Permitted Transferee will be deemed to be an "Adverse Person" if it is declared to be an Adverse Person by a majority of the Unaffiliated Directors after having determined in its business judgment that beneficial ownership by such proposed Permitted Transferee of 10% or more of the outstanding Common Shares would be reasonably likely to materially adversely affect the Corporation or its stockholders.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and these separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 14, 2004, unless earlier redeemed by the Corporation as described below.

         In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares and (i) which is at a price and on terms which a majority of the Disinterested Directors (as hereinafter defined) and a majority of the entire Board determines to be adequate and in the best interests of the Corporation, its stockholders and its other relevant constituencies, other than such person making such offer, or (ii) which remains open for a period of at least 60 days after the tender or exchange offer has commenced and the consummation of which results in the person on whose basis the tender or exchange offer is made becoming the beneficial owner of more than 50% of the outstanding Common Shares (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares (or, in certain circumstances, other securities of the Corporation) having a value (immediately prior to this triggering event) equal to two times the Purchase Price of the Right. In lieu of the Flip-In Right described above, the Board, at its option, may exchange each Right for one Common Share, provided that at no time has any person been the beneficial owner of 50% or more of the outstanding Common Shares. Such an exchange must be authorized by (a) a majority of the Disinterested Directors and (b) a majority of all of the directors of the Board. A "Disinterested Director" means any director of the Corporation who is neither an officer or employee of the Corporation nor any designee or representative of any person attempting to effect a business combination or similar transaction with the Corporation. Notwithstanding the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         In the event that at any time following the Shares Acquisition Date,
(i) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred, in either case with or to (a) an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, (b) any other person (but only if in any such transaction referred to in clause (i) or (ii) above, all holders of Common Shares are not treated alike), then each holder of a Right (except Rights which previously have been voided as set forth above) will have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring Corporation having a value equal to two times the Purchase Price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

         The Purchase Price payable, and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Fractional Common Shares will not be required to be issued by the Corporation, and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Corporation may redeem the Rights at a price of $.01 per Right (the "Redemption Price"), which redemption will be effective upon approval of (a) a majority of the Disinterested Directors and (b) a majority of all of the directors of the Corporation. Additionally, following the Shares Acquisition Date, the then outstanding Rights may be redeemed at the Redemption Price (if approved by (1) a majority of the Disinterested Directors and (2) a majority of all of the directors of the Corporation), if this redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of Common Shares are treated alike but not involving an Acquiring Person or its affiliates or associates.

         Prior to the Distribution Date, all of the provisions of the Rights Agreement may be amended by approval of (i) a majority of the Disinterested Directors and (ii) a majority of all of the directors of the Corporation. After the Distribution Date, the provisions of the Rights Agreement may be amended upon approval of (a) a majority of the Disinterested Directors and (b) a majority of all of the directors of the Corporation in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

         The Rights may not be redeemed, exchanged or amended unless there is at least one Disinterested Director at the time of such redemption, exchange or amendment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Corporation, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated April 15, 1994. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.